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                                                                  EXHIBIT IV



                                                            FINAL EXECUTION COPY
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                            NOTE PURCHASE AGREEMENT


     Note Purchase Agreement dated as of March 5, 1998 by and between Alpharma Inc., a Delaware corporation, ("Alpharma") and A. L. Industrier AS, a Norwegian corporation, ("Industrier").

     WHEREAS Alpharma currently has two classes of authorized and issued common stock, consisting of Class A Common Stock, $.20 par value per share, (the "Class A Stock") and Class B Common Stock, $.20 par value per share, (the "Class B Stock"); and

     WHEREAS Industrier owns a majority of the outstanding Class B Stock through its wholly-owned subsidiary, Wangs Fabrik AS ("Wangs"); and

     WHEREAS Alpharma desires to strengthen its financial position and support certain corporate strategies through the offering and issuance of Convertible Subordinated Notes through investment bankers (the "Initial Purchasers") to certain institutional investors and other qualified purchasers (the "Offering") and has requested Industrier to increase its investment in Alpharma through the purchase of similar Convertible Subordinated Notes; and

     WHEREAS the Board of Directors of Alpharma has approved the Offering of up to $115,000,000 principal amount of Convertible Subordinated Notes having the terms (except as inapplicable) described in the portion of the draft of Offering Memorandum attached as Appendix A hereto (the "A Notes") and the sale and issuance to Industrier of up to $68,000,000 principal amount of a Convertible Subordinated Note having substantially the same rights, terms and conditions as the A Notes and ranking pari passu with the A Notes but being automatically convertible into Class B Stock instead of Class A Stock upon the conversion of a minimum percentage of outstanding A Notes (the "B Note"); and

     WHEREAS Industrier has agreed to make an additional investment in Alpharma by subscribing for and purchasing a newly issued B Note on the terms set forth herein;

     NOW THEREFORE the parties agree as follows:

     1.   Subscription for B Note.  Industrier hereby irrevocably subscribes for
          -----------------------
and agrees to purchase from Alpharma, and Alpharma hereby agrees to issue and sell to Industrier (or if designated by Industrier, Wangs), (i) a B Note in the principal amount of $59,000,000 for an aggregate consideration of $59,000,000 (the "Base Subscription Consideration") and (ii) if the Initial Purchasers in the Offering exercise their overallotment option, an additional B Note (the "Overallotment Note") in the principal amount equal to the Overallotment Amount for an aggregate consideration equal to the sum of the Overallotment Amount plus accrued interest on such Overallotment Note from the date interest begins accruing on such Overallotment Note. The
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Overallotment Amount shall equal the product (rounded to the nearest $100,000)
of (x) the percentage derived by multiplying the principal amount of A Notes purchased by the Initial Purchasers pursuant to their overallotment option by the principal amount of the A Notes (excluding notes issued pursuant to the overallotment option) initially purchased by the Initial Purchasers in the Offering, multiplied by (y) $59,000,000. For example, if the Initial Purchasers purchase $100,000,000 A Notes in the Offering and then purchase $10,000,000 of A Notes pursuant to their overallotment option, the Overallotment Amount shall be $5,900,000. The form of B Notes shall be substantially the same as Appendix B hereto, with the interest rate, premium and automatic conversion price to be inserted being the same as the interest rate, premium and conversion price of the A Notes. Such terms of the A Notes shall be determined at the normal pricing in connection with the Offering of the A Notes.

     2.   Payment of Subscription Consideration and Issuance of B Notes.
          -------------------------------------------------------------

          a. Industrier shall pay the Base Subscription Consideration by wire transfer to Alpharma's account at such bank as Alpharma may designate in United States funds on the same date that the A Notes are sold by Alpharma in the Offering (the "Payment Date") and, if specified by Alpharma, such funds shall be held in escrow pursuant to the terms of a mutually satisfactory escrow agreement until, and subject to, the approval required by the rules of the New York Stock Exchange for the issuance of the B Notes pursuant to this Agreement. Upon receipt of the Base Subscription Consideration, Alpharma shall issue and deliver to Industrier a B Note in the principal amount of $59,000,000 in the name of Industrier (or Wangs) or, if Alpharma has requested payment into escrow as aforesaid, shall deliver such B Note into such escrow.

          b. Industrier shall pay the consideration for the Overallotment Note by wire transfer to Alpharma's account at such bank as Alpharma may designate in United States funds on the same date that the A Notes are sold pursuant to the overallotment option; provided that Alpharma shall notify Industrier promptly upon receiving notice that the overallotment option with respect to the A Notes has been exercised and further provided that such funds shall be held in the aforementioned escrow if the Base Subscription Consideration is then held in such escrow. Upon receipt of such consideration, Alpharma shall issue and deliver the Overallotment Note to Industrier or, if such consideration is held in escrow, shall deliver such Overallotment Note into such escrow.

          c. The B Notes shall contain appropriate legends to reflect applicable securities law limitations and the existing Control Agreement, as amended, between Industrier and Alpharma.

     3.   Conditions to Purchase of B Note.
          --------------------------------

          a. The obligation of Industrier to purchase the B Notes as herein provided is subject only to the conditions (which may be waived by Industrier) that (i) Industrier shall receive a written legal opinion of Kirkland & Ellis dated as of the Payment Date stating that (A) the B Notes has been properly authorized and will, when issued in accordance herewith, be duly issued and enforceable in accordance with its terms and (B) the shares of Class B Stock, when issued upon

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automatic conversion of the B Notes, will be properly authorized and validly issued shares of Class B Stock, with the rights, privileges and limitations set forth in Alpharma's Certificate of Incorporation, as amended; and (ii) that the A Notes were issued and sold by Alpharma pursuant to the Offering.

          b. The obligation of Alpharma to issue the B Notes as herein provided is subject only to the conditions (which may be waived by Alpharma) that (i) the A Notes have been issued and sold by Alpharma pursuant to the Offering; and (ii) the issuance and sale of the B Notes to Industrier shall have been approved by the stockholders of Alpharma if required in accordance with the rules of the New York Stock Exchange. Alpharma will use its reasonable best efforts to cause all conditions in this paragraph 3b to be fulfilled.

     4.   Representations, Warranties and Consents               .
          ----------------------------------------

          a. Industrier represents and warrants that it has received all information which it has requested regarding financial, operational, personnel and other developments relating to Alpharma, including copies of Alpharma's report on form 10-K for 1996, its draft form 10-K for 1997 (with audited financial statements for 1997), its reports on form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and information regarding recent discussions regarding possible acquisitions and other corporate developments. Industrier acknowledges that its subscription the for B Note hereunder is unconditional and irrevocable (except as provided in section 3a above) and shall not be affected in any way by any financial, operational, personnel or other development (whether favorable or unfavorable) affecting or threatening to affect Alpharma. Industrier further acknowledges that certain information provided to Industrier regarding Alpharma is confidential and that through certain common officers and/or directors Industrier has received or may in the future receive confidential information relating to Alpharma, and Industrier hereby agrees to keep all such information confidential and to use reasonable effort to cause each officer, director and employee of Industrier to keep such information confidential.

          b. Industrier represents and warrants that (i) this Agreement has been duly authorized, executed and delivered on behalf of Industrier and is a valid and binding agreement of Industrier, enforceable in accordance with its terms, and (ii) Industrier (or Wangs) will acquire the B Notes for investment and without any intent to distribute or resell any of the B Notes or the Class B Stock into which the B Notes may be converted. Industrier hereby agrees that the B Notes (and the Class B Stock into which the B Notes may be converted) are subject in all respects to the Control Agreement, as amended, between Industrier and Alpharma, provided that the B Notes may be pledged in whole or part on the same basis that shares of Class B Stock may be pledged under the Control Agreement so long as the total number of shares of Class B Stock that are pledged and the number of shares of Class B Stock into which any pledged B Notes may be converted shall not aggregate more than 49.9% of the total of the number of shares of Class B Stock outstanding plus the number of shares of Class B Stock into which the B Notes may be converted. Industrier further agrees not to sell or transfer the B Notes or any shares of Class B Stock issuable on conversion thereof except in compliance with United States securities laws.

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          c.  Alpharma represents and warrants that (i) this Agreement has been duly authorized, executed and delivered on behalf of Alpharma and is a valid and binding agreement of Alpharma, enforceable in accordance with its terms; (ii) the B Notes have been properly authorized and, when issued pursuant hereto, will be duly issued and enforceable in accordance with their terms; (iii) the shares of Class B Stock, when issued upon conversion of the B Notes, will be properly authorized and validly issued shares of Class B Stock, with the rights, privileges and limitations set forth in Alpharma's Certificate of Incorporation, as amended; and (iv) the execution and delivery of this Agreement by Alpharma and its performance of its obligations hereunder will not breach, violate or cause a default under any agreement or commitment binding on Alpharma or Alpharma's Bylaws or Certificate of Incorporation as amended.

     5.   Right to Exchange B Note.
          ------------------------

          a. Alpharma agrees that Industrier shall have the right, exercisable at any time after October 31, 1999, upon not less than ten days prior written notice to Alpharma, to exchange all or part of the B Notes for a like principal amount of A Notes (with interest payment terms such that the aggregate interest payments under the B Notes and A Notes shall not be enlarged or diminished for any period during which such exchange takes place) which A Notes shall be issued pursuant to and governed by the indenture governing the A Notes issued pursuant to the Offering and such A Notes shall continue to be subject to all securities law transfer restrictions applicable to the B Notes until such A Notes have been effectively registered under the Securities Act of 1933 pursuant to the registration rights agreement referred to in paragraph 6 of this Agreement.

          b. Industrier agrees that its right to cause such exchange of B Notes for A Notes shall only be exercised for the purpose and with the intention of transferring such A Notes promptly after the exchange to one or more transferees unaffiliated with Industrier and Alpharma and that, pending such transfer, any A Notes held by Industrier shall not be convertible in Class A Stock at the holder's discretion but shall be automatically converted into Class A Stock upon the same event and at the same time as the B Notes for which such A Notes had been exchanged shall have been automatically converted. Following such transfer to an unaffiliated transferee, the A Notes shall be convertible at the discretion of the holder in the same manner and with the same effect as other A Notes issued under the Indenture. Alpharma agrees to use its reasonable best efforts to cause the Class A Notes issued in exchange for the B Notes (and the Class A Stock issuable upon conversion thereof) to be listed on the New York Stock Exchange as promptly as practicable after receiving a request for registration pursuant to paragraph 6 of this Agreement.

     6.   Registration Rights.  Alpharma agrees that Industrier (or Wangs) as
          -------------------
holder of the B Notes shall be entitled to cause Alpharma at any time after November 1, 1999 to register under the Securities Act of 1933, as amended, any of the A Notes received by Industrier or its subsidiaries upon any exchange provided for in paragraph 5 hereof (or any Class A Stock into which such A Notes are convertible). Such registration rights shall be set forth in a mutually agreeable registration rights agreement which provides for : (i) one demand registration of at least $30,000,000 of securities; (ii) payment by Alpharma of all reasonable expenses except underwriting commissions; (iii) Alpharma's right to defer registration for up to six months for good corporate purposes; (iv) the

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selection of mutually acceptable managing underwriters; (v) unlimited piggy-back registration if acceptable to the managing underwriters and not adverse to Alpharma's interest; (vi) non-transferability of the registration rights and
(vii) such other terms and conditions as are customary in private placement registration rights agreements. The registration rights agreement shall be consistent with the registration rights agreement referred to in the Stock Subscription Agreement dated February 10, 1997, and shall be prepared and agreed to as promptly as practicable.

     7.   Miscellaneous
          -------------

          a.   No Third Party Beneficiaries.  This Agreement shall not confer
               ----------------------------
any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

          b.   Entire Agreement.  This Agreement (including the appendices
               ----------------
hereto and documents referred to herein) constitutes the entire agreement between the parties with respect to the B Notes and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          c.   Succession and Assignment.  This Agreement shall be binding upon
               -------------------------
and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that the Buyer may
                                     --------  -------
assign any or all of its rights and interests (but not its obligations) hereunder to Wangs.

          d.   Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          e.   Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of this State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          f.   Amendments and Waivers.  No amendment of any provision of this
               ----------------------
Agreement shall be valid unless the same shall be in writing and signed by each party hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.


                                     * * *

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          IN WITNESS WHEREOF, the parties hereto have executed this Note
Purchase Agreement as of the date first above written.


                                          ALPHARMA INC.



                                           By:____________________________

                                           Its:___________________________


                                           A. L. INDUSTRIER AS



                                            By:___________________________

                                            Its:__________________________

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                  AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

     Amendment No. I dated as of March 25, 1997 to Note Purchase Agreement dated as of March 5, 1998 (the "Note Purchase Agreement") by and between Alpharma Inc., a Delaware corporation ("Alpharma"), and A. L. Industrier AS, a Norwegian corporation ("Industrier"). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Note Purchase Agreement.

     WHEREAS, in view of the increase of size of the offering of the A Notes, the parties wish to amend the Note Purchase Agreement to eliminate references to the Overallotment Note and to provide that the entire B Note, in the principal amount of $67,850,000, will be purchased concurrently with the closing of the offering of the A Notes.

NOW THEREFORE, the parties agree as follows:

     1 . Paragraph I of the Note Purchase Agreement is amended and restated in its entirety as follows:

        "Subscription for B Note. Industrier hereby irrevocably subscribes for
         --------------------
        and agrees to purchase from Alpharma, and Alpharma hereby agrees to issue and sell to Industrier (or if designated by Industrier, Wangs) a B
        Note in the principal amount of $67,850,000 for an aggregate consideration of $67,850,000 (the "Base Subscription Consideration"). The form of B Notes shall be substantially the same as Appendix B hereto, with the interest rate, premium and automatic conversion price to be inserted being the same as the interest rate, premium and conversion price of the A Notes. Such terms of the A Notes shall be determined at the normal pricing in connection with the Offering of the A Notes."

     2. Paragraph 2a of the Note Purchase Agreement is amended to delete "$59,000,000" and replace it with "$67,850,000."

     3.  Paragraph 2b of the Note Purchase Agreement is deleted.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Note Purchase Agreement as of the date first above written.

                                        ALPHARMA INC.

                                        By:__________________________

                                        Its:


                                        A.L. INDUSTRIER AS

                                        By:__________________________

                                        Its:



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